UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2009 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 10, 2008, we filed a Current Report on Form 8-K regarding the development of an initiative to improve our cost structure in our international markets, primarily Japan, Australia and New Zealand. At that time, we estimated that we could incur a total of up to $10 to $12 million (on a pre-tax basis) in restructuring charges over the first and second quarters of 2009 to implement this initiative. We indicated that when the initiative plans were finalized and approved by our Board of Directors we would amend the December 10, 2008 Form 8-K to include an estimate of the amounts to be incurred for each major type of cost and the charges and future cash expenditures associated therewith.

On February 2, 2009, our Board of Directors approved a workforce reduction as well as a shift to smaller walk-in centers, primarily in Japan, under our initiative to improve our cost structure in our international markets. This initiative is expected to be completed by the end of 2009. We currently estimate that the total restructuring charges related to this initiative will be approximately $11 million to $14 million, and that approximately $8 million to $10 million of these charges will result in future cash expenditures. The estimated breakdown of the restructuring charges is as follows:

Employee severance costs:	$6 to $7 million	(future cash expenditures)
Leasehold termination costs:	$5 to $7 million	(cash and non-cash charges)
Total	$11 to $ 14 million

Please note: This filing contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including our expectations regarding this initiative and related restructuring charges. These forward-looking statements reflect our current estimates and expectations and are subject to various risks and uncertainties that could cause actual results to differ materially from any forward-looking statement in this filing. These risks and uncertainties include the fact that all of the components of the restructuring plan are not finalized and the total costs and the timing of such costs may vary from the estimates provided due to changes in the scope or assumptions underlying our restructuring plans. The forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K filed on February 29, 2008 and Quarterly Reports on Form 10-Q filed on May 12, 2008, August 8, 2008 and November 10, 2008. The forward-looking statements set forth the company’s beliefs as of the date of this release, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ Ritch Wood Ritch Wood Chief Financial Officer

Date:    February 6, 2009